                                                                    Exhibit 99.4

                               FRONT OF PROXY CARD

                            FRONTIER OIL CORPORATION
                         SPECIAL MEETING OF SHAREHOLDERS
                                 AUGUST __, 2003

           This proxy is solicited on behalf of the Board of Directors

     The undersigned hereby appoint(s) JAMES R. GIBBS and JULIE H. EDWARDS, or either of them, lawful attorneys and proxies of the undersigned with full power of substitution, for and in the name, place and stead of the undersigned to attend the Special Meeting of Shareholders of Frontier Oil Corporation to be held at the Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas, on ____________, August __, 2003 at 9:00 a.m., local time, and any adjournment(s) thereof, in the manner stated herein as to the following matters and in their discretion on any other matters that come before the meeting, with all powers the undersigned would possess if personally present and to vote the number of votes the undersigned would be entitled to vote if personally present.

                             Your vote is important!
           Please mark, sign, date and return this proxy card promptly using the enclosed envelope.
       If you wish to vote by telephone or by Internet, please follow the instructions provided on the attached voting instructions card.

                  (Continued and to be signed on reverse side.)

                               BACK OF PROXY CARD

[FRONTIER LOGO]

[Shareholder name]                       Control Number
[Address]                                [Number]
                                         [Bar code]

                                         [ ] Mark this box with an X if you
                                         have made any changes to your name or
                                         address details above

            The Board of Directors unanimously recommends a vote FOR
                        each of the following proposals:

1. Approval and adoption of the Agreement and Plan of Merger, dated as of March 30, 2003, as amended, by and among Frontier Oil Corporation, Holly Corporation, a Delaware corporation, Front Range Himalaya Corporation, a Wyoming corporation, which we refer to as "Parent," Front Range Merger Corporation, a Delaware corporation and a wholly owned subsidiary of Parent, and Himalaya Merger Corporation, a Delaware corporation and a wholly owned subsidiary of Parent:

         [ ]  FOR          [ ] AGAINST          [ ] ABSTAIN

2. Approval of adjournment of the special meeting, if necessary, to solicit additional proxies in favor of proposal number 1 above:

         [ ]  FOR          [ ] AGAINST          [ ] ABSTAIN

3. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the Meeting or any postponements, continuations or adjournments thereof.

This proxy, when properly completed and executed, will be voted as directed or, if no direction is given, will be voted FOR each of the proposals. The undersigned acknowledges receipt of the notice of the 2003 Special Meeting of Stockholders and the joint proxy statement/prospectus.

Authorized Signature(s) -- Sign Here -- This section must be completed for your instructions to be executed.

--------------------------------------------- ------------------------------------------- ----------------------------
  Signature 1 - Please keep signature          Signature 2 - Please keep signature           Date (mm/dd/yyyy)
             within the box                               within the box
--------------------------------------------- ------------------------------------------- ----------------------------


--------------------------------------------- ------------------------------------------- ----------------------------

Important: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                        ATTACHED TO BOTTOM OF PROXY CARD

   ---------------------------fold and detach here----------------------------

                            FRONTIER OIL CORPORATION
                         SPECIAL MEETING OF SHAREHOLDERS
                                 AUGUST __, 2003

                            Proxy Voting Instructions

                             Your vote is important!
                       You can vote in one of three ways:

To vote by mail

     Please mark, sign and date your proxy card and return it in the enclosed postage-paid envelope as soon as possible.

To vote by telephone (touch-tone phone only)

     Please call toll-free 1-877-858-9138. Use any touch-tone telephone in the United States, Puerto Rico or Canada to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number located below, and then follow the instructions given.

To vote by Internet

     Please access the web page at www.computershare.com/us/proxy and follow the on-screen instructions. Have your control number and the proxy card available when you access the web page.

Your control number is ->